As filed with the Securities and Exchange Commission on January 16, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHC Group Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands	4522	98-0587405
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

CHC Group Ltd.

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

(Address, including zip code, and telephone number, of registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address, including zip code and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Louis Lehot Michael Tenta Cooley LLP 3175 Hanover Street Palo Alto, California 94304-1130 (650) 843-5949 (650) 843-5636	Joshua Ford Bonnie Ryan Bekkerus Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Michael J. O’Neill

SVP, Chief Legal Officer

Russ Hill

VP, Deputy General Counsel, Corporate Secretary and

Chief Compliance Officer

c/o Heli-One Canada, Inc.

4740 Agar Drive

Richmond, BC V7B 1A3, Canada

(604) 276-7500

Michael E. Michetti Scott R. Saks Joel M. Simon Paul Hastings LLP 75 East 55th Street New York, NY 10022 212-318-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-191268

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, $0.000l par value per share	1,826,200	$10.00	$18,262,000	$2,353

(1)	The Ordinary shares being registered pursuant to this Registration Statement are in addition to the 33,823,800 Ordinary shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191268).
(2)	Based on the initial public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-191268), which was declared effective by the Commission on January 16, 2014, and is being filed solely for the purpose of registering an increase in the amount of Ordinary shares registered by 1,826,200 shares. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant issuer has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellingham, Washington on January 16, 2014.

CHC Group Ltd.

By:	*
Name: William Amelio Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William Amelio	President, Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2014

* Joan S. Hooper	Chief Financial Officer (Principal Financial Officer)	January 16, 2014

* Rebecca Camden	Chief Accounting Officer (Principal Accounting Officer)	January 16, 2014

* William E. Macaulay	Director	January 16, 2014

* Francis S. Kalman	Director	January 16, 2014

* Jonathan Lewis	Director	January 16, 2014

* Jeffrey K. Quake	Director	January 16, 2014

* Dod E. Wales	Director	January 16, 2014

* John Mogford	Director	January 16, 2014

* By	/s/ Russ Hill
Russ Hill Attorney-in-fact

II-1

Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, CHC Group Ltd. has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

Date: January 16, 2014	By:	*
Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates

* By	/s/ Russ Hill
Russ Hill
Attorney-in-fact

II-2

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Walkers					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm					X

23.2	Consent of Walkers (included as part of its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)	S-1	333-191268	24.1	9/19/2013

24.2	Power of Attorney of Jeffrey K. Quake dated October 24, 2013	S-1/A	333-191268	24.2	10/25/13

24.3	Power of Attorney of Francis S. Kalman dated December 18, 2013	S-1/A	333-191268	24.3	12/19/2013